UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2008

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02	Change in Certain Officers/Appointment of Certain Officers.

On January 18, 2008, the Board accepted the recommendation of John R. Alexander, the Chairman and Chief Executive Officer of Alico, Inc., that the Board begin a transition of CEO responsibilities from Chairman Alexander to President Dan Gunter which is expected to culminate in the appointment of Mr. Gunter as Chief Executive Officer at the end of June of 2008. Mr. Alexander will continue as the Chairman of the Board after the transition period ends.

The Company issued a press release in connection with the foregoing transition and a copy of the press release is filed as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On January 23, 2008, the Company issued a press release announcing that the Board accepted the recommendation of John R. Alexander, the Chairman and Chief Executive Officer of Alico, Inc., that the Board begin a transition of CEO responsibilities from Chairman Alexander to President Dan Gunter, as described above in Item 5.02. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are included with this Report:

Exhibit 99.1	Press Release dated January 23, 2008, announcing CEO Transition Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: January 23, 2008	By:	/s/ JOHN R. ALEXANDER
John R. Alexander
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated January 23, 2008, announcing CEO Transition Plan.